SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549
- ----------------------------------
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): July 18, 1995
                                                  -------------

THE SEIBELS BRUCE GROUP, INC.
- -----------------------------
(Exact Name of Registrant as Specified in its Charter)


South Carolina                    0-8804         57-0672136
- ---------------                   ------------   -------------------
(State or Other Jurisdiction      (Commission    (IRS Employer
of Incorporation)                 File Number)   Identification No.)


1501 Lady Street (P.O. Box 1), Columbia, South Carolina     29201(2)
- --------------------------------------------------------------------
(Address of Principle Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code     (803)748-2000
                                                       -------------

- --------------------------------------------------------------------
Former Name or Former Address, if Changed Since Last Report



Item 5.  Other Events


In conjunction with a request by the National Association of Security Dealers to project net tangible assets at June 30, 1995, the Company has submitted the attached forecasted results for the second quarter of 1995:




THE SEIBELS BRUCE GROUP, INC.
PROFORMA FINANCIAL HIGHLIGHTS
($000 omitted)

                                     1QTR 1995      2QTR 1995
                                     ---------      ---------

Premiums earned                      $ 3,499        $ 4,542
Fee income                             5,796          4,195
Investment income                      1,174          1,198
Realized gains                            64              3
Other income                              97            709
                                     --------       --------
     Total revenue                    10,630         10,647

Income (loss) before taxes            (1,997)          (950)
Provision for taxes                       11              2
                                     --------       --------
Net income (loss)                     (2,008)          (952)

Stock issued                           5,321              0
Unrealized gains                         559          1,905

Net tangible assets-begin                650          4,522
                                     --------       --------
Net tangible assets-end              $ 4,522        $ 5,475


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrar has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THE SEIBELS BRUCE GROUP, INC.

Date:  July 18, 1995                By:  /s/ Priscilla C. Brooks
       -------------                     -----------------------
                                         Priscilla C. Brooks
                                         Corporate Secretary